Exhibit 99.1

CTE Investor Relations
100 CTE Drive
Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch Senior Vice President – Investor Relations and Corporate Communications (570) 631-2807

CTE Reports 2006 Third Quarter Results:

CTE Reports Third Quarter Diluted Earnings Per Share of $0.72

Net New DSL Subscribers Increase 57% Versus Year Ago Quarter End

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EST) today. Mr. Mahoney will review CTE’s 2006 third quarter results. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 8175825. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 8175825. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – November 7, 2006 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [Nasdaq: CTCO], today announced financial results for the 2006 third quarter.

CTE 2006 Third Quarter Consolidated Results
For the 2006 third quarter, CTE reported consolidated diluted earnings per share (“EPS”) of $0.72, versus reported diluted EPS of $0.62 in the 2005 third quarter.

CTE’s 2006 third quarter reported diluted EPS of $0.72 includes a $0.15 favorable effect resulting from a July 8, 2006, change in the Commonwealth of Pennsylvania tax law. The tax law change primarily increased the annual allowable Net Operating Loss (“NOL”) deduction. The third quarter reported diluted EPS also reflects an unfavorable effect of $0.08 related to advisory, legal and other fees in connection with the September 18, 2006, announcement of CTE’s agreement to be acquired by Citizens Communications Company [NYSE: CZN].

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CTE - 2

CTE’s 2006 third quarter reported diluted EPS, versus last year’s third quarter, also includes the effect of including additional shares in the diluted EPS calculation due to the conversion rate adjustments made under CTE’s Convertible Notes in connection with CTE’s dividend strategy. Specifically, the 2006 third quarter average fully diluted share count includes an additional 0.4 million shares in connection with the payment of our dividends and their effect on our convertible debt, versus the prior year’s comparable period. The additional shares had a $0.01 unfavorable impact on CTE’s 2006 third quarter reported diluted EPS.

Excluding the $0.06 net favorable effect of the items discussed above, CTE’s 2006 third quarter diluted EPS was above the high end of its previous guidance, and above the First Call mean of $0.62.

CTE’s 2005 third quarter reported diluted EPS of $0.62 includes a $0.02 favorable effect resulting from certain access revenue settlements and network costs settlements included in the CTSI, LLC (“CTSI”), results.

CTE ended the 2006 third quarter with a total of 451,182 switched access lines in service, reflecting a reduction of 3% versus the end of last year’s third quarter. Over the same period, CTE added a record 14,962 net new DSL subscribers, which reflected a growth rate of 57%. In the 2006 third quarter, CTE installed 3,973 net new DSL subscribers and ended the quarter with 41,099 consolidated DSL subscribers.

CTE’s reported consolidated revenues in the 2006 third quarter were $83.7 million, versus 2005 third quarter reported revenues of $83.8 million. CTE’s 2005 third quarter revenues would have been $83.3 million without the effect of the aforementioned access revenue settlements.

CTE’s reported consolidated operating income in the 2006 third quarter was $25.9 million, versus reported consolidated operating income of $27.9 million in last year’s third quarter. CTE’s 2006 third quarter reported operating income includes $3.7 million of expenses in connection with its assessment of strategic alternatives. Excluding the effect of the previously mentioned access revenue and network costs settlements, CTE’s 2005 third quarter operating income would have been $27.1 million.

For the 2006 third quarter, CTE reported net income of $18.8 million, versus reported net income of $16.3 million in the 2005 third quarter. CTE’s 2006 third quarter reported net income includes a $4.3 million favorable effect resulting from the aforementioned change in the Commonwealth of Pennsylvania tax law.

Consolidated capital expenditures (“CAPEX”) were $12.1 million in the 2006 third quarter, versus CAPEX of $11.8 million in the year ago quarter. This year-over-year increase in CAPEX was due to investments in broadband deployment.

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The table below sets forth highlights of CTE’s 2006 third quarter reported consolidated results, versus the 2005 third quarter:

	2006 Third Quarter	2005 Third Quarter	% Change Inc./(Dec.)
Total Access Lines	451,182	463,491	( 3%)
DSL Subscribers	41,099	26,137	57%
Revenues	$83.7M	$83.8M	-
Operating Income	$25.9M	$27.9M	( 7%)
Depreciation and Amortization	$10.7M	$14.1M	(24%)
CAPEX	$12.1M	$11.8M	3%
Reported EPS	$0.72	$0.62	16%

“We have completed a solid 2006 third quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “I am particularly pleased with our continued strong DSL performance, where we added a record 14,962 net new subscribers since the end of last year’s third quarter, reflecting a growth rate of 57%. Another bright spot in the quarter was the growth achieved by CTSI in its general business access line and revenue base, which increased by 5% and 6%, respectively. We maintained our strong balance sheet and cash position in the quarter, and we continue to be well positioned, both operationally and financially, as we move forward in the fourth quarter.”

Commonwealth Telephone Company Results
Commonwealth Telephone Company (“CT”) had a total of 312,376 switched access lines in service at the end of the 2006 third quarter – reflecting a reduction of 4% versus last year’s third quarter. CT’s primary residential access lines in service declined 2% versus the end of the 2005 third quarter. CT’s residential additional line penetration was 31% at the end of the quarter, down from 35% in the year ago quarter, and just below the 32% penetration level at the end of the 2006 second quarter.

In the 2006 third quarter, CT installed 3,516 net new DSL subscribers. CT had 36,102 DSL subscribers in service at the end of the 2006 third quarter, having added a record total of 13,387 net new subscribers over the past four quarters, which reflected a growth rate of 59% versus the end of last year’s third quarter.

CT’s 2006 third quarter reported revenues were $57.6 million, reflecting a 1% increase versus CT’s reported revenues of $57.3 million in the 2005 third quarter.

CT’s 2006 third quarter reported operating income was $30.2 million, versus $27.9 million in the 2005 third quarter, or an increase of 8%.

CT’s 2006 third quarter CAPEX were $8.5 million, versus $7.7 million in the 2005 third quarter. The increase in CAPEX versus last year was attributable to CT’s DSL expansion.

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CTE - 4

CTSI Results
CTSI had a total of 138,806 switched access lines in service at the end of the 2006 third quarter – reflecting a 2% increase versus the 136,443 switched access lines in service at the end of the 2005 third quarter. CTSI’s general business access lines in service increased 5% over the past year, while CTSI’s access lines in service to ISP customers continued to decline, as the dial-up ISP business continued to weaken. At the end of the 2006 third quarter, 99% of CTSI’s access lines were “on-switch,” and 53% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2006 third quarter was 92%/8%, reflecting a slightly higher business component versus the end of the 2005 third quarter.

In the 2006 third quarter, CTSI installed 457 net new DSL subscribers. CTSI had 4,997 DSL subscribers in service at the end of the 2006 third quarter, having added a record total of 1,575 net new subscribers over the past four quarters, which reflected a growth rate of 46% versus the end of last year’s third quarter.

CTSI’s 2006 third quarter reported revenues were $20.7 million, versus reported revenues of $21.3 million in the 2005 third quarter. CTSI’s 2005 third quarter revenues included a favorable effect of $0.5 million resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2006 third quarter was $2.6 million, versus reported operating income of $3.0 million in the 2005 third quarter. CTSI’s 2005 third quarter reported operating income included a $0.9 million favorable effect resulting from certain access revenue settlements and network costs settlements.

CTSI’s 2006 third quarter capital expenditures were $3.3 million, versus $3.8 million in the year ago quarter.

2006 Guidance Outlined
The table below sets forth CTE’s consolidated 2006 full year guidance and 2006 fourth quarter EPS guidance, which Mr. Mahoney will review on this morning’s conference call and webcast:

	Item	Previously Communicated 2006 Full Year Guidance (1)	Updated 2006 Full Year Guidance (1)

Consolidated CTE	Access Line Growth	(3%) - (1%)	Unchanged
	Revenue Growth	(1%) - 0%	Unchanged
	Operating Income	$109M - $111M	$111M - $113M
	Depreciation and Amortization	$45M - $46M	$43M - $44M
	Effective Tax Rate	38% - 39%	36% - 37% (2)
	Diluted EPS – 4Q06 (3)	n/a	$0.62 - $0.64
	Diluted EPS – FY06 (3)	$3.01 - $3.05	$3.14 - $3.16
	CAPEX	$44M - $47M	Unchanged

(1)	Does not reflect any conversions of notes.

(2)	Reflects a $4.3 million favorable effect in connection with a change in the Commonwealth of Pennsylvania tax law. The 2006 fourth quarter effective tax rate is expected to be in the 38% to 39% range.

(3)	Includes the effect of an anticipated quarterly dividend to be paid in 4Q06 (subject to declaration by CTE’s Board of Directors), and excludes any additional costs associated with strategic alternatives.

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CTE – 5

About CTE
Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s seventh largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), a rural dial-up Internet service provider (“ISP”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and CTE intends that such forward-looking statements be subject to these safe harbors. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements made by CTE. These risks and uncertainties include, but are not limited to, uncertainties related to CTE’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that are subject to access charges, changes in the competitive environment in which CTE operates and receipt of necessary regulatory approvals.

Important Information for Investors and Stockholders
CTE and Citizens Communications Company (“Citizens”) will file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. Investors and stockholders of CTE and Citizens are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. Investors and stockholders may obtain these documents free of charge at the web site maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CTE are available free of charge by directing a request to Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attention: Investor Relations, and documents filed with the SEC by Citizens are available free of charge by directing a request to Citizens Communications Company, 3 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations. The final proxy statement/prospectus will be mailed to stockholders of CTE.

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CTE – 6

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CTE, Citizens and certain of their respective directors and executive officers and other members of management and employees are participants in the solicitation of proxies from the stockholders of CTE in connection with the merger. Information about CTE’s directors and executive officers is set forth in the proxy statement for CTE’s 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006, and information about Citizens’ directors and executive officers is set forth in the proxy statement for Citizens’ 2006 annual meeting of stockholders, which was filed with the SEC on April 17, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 7, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30, 2006				THREE MONTHS ENDED SEPTEMBER 30, 2005

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$57,646	$20,679	$5,390	$83,715	$57,329	$21,277	$5,178	$83,784

Costs & Expenses (excluding depreciation
and amortization and strategic alternatives)	21,771	13,322	8,257	43,350	20,367	13,548	7,809	41,724
Strategic Alternatives	-	-	3,716	3,716	-	-	-	-
Depreciation & Amortization	5,690	4,775	238	10,703	9,097	4,762	259	14,118
Restructuring Reversals	-	-	-	-	-	-	-	-

Operating Income (Loss)	30,185	2,582	(6,821)	25,946	27,865	2,967	(2,890)	27,942
Interest and Dividend Income				1,567				1,536
Interest Expense				(3,465)				(3,448)
Other Income (Expense), Net				(290)				(309)
Equity in Income of Unconsolidated Entities				405				325

Income before Income Taxes				24,163				26,046
Provision for Income Taxes				5,363				9,744

Net Income				$18,800				$16,302

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 7, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30, 2006				NINE MONTHS ENDED SEPTEMBER 30, 2005

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$171,866	$61,609	$13,897	$247,372	$170,661	$64,899	$14,771	$250,331
Costs & Expenses (excluding depreciation
and amortization and strategic alternatives)	63,086	40,894	24,152	128,132	59,664	40,430	22,834	122,928
Strategic Alternatives	-	-	3,716	3,716	-	-	-	-
Depreciation & Amortization	17,581	14,168	690	32,439	30,526	14,467	971	45,964
Restructuring Reversals	-	-	-	-	-	(31)	-	(31)

Operating Income (Loss)	91,199	6,547	(14,661)	83,085	80,471	10,033	(9,034)	81,470
Interest and Dividend Income				4,053				7,036
Interest Expense				(10,427)				(10,393)
Gain on Dissolution of Rural Telephone Bank				23,623				-
Other Income (Expense), Net				180				(1,733)
Equity in Income of Unconsolidated Entities				3,023				2,435

Income before Income Taxes				103,537				78,815
Provision for Income Taxes				36,174				29,401

Net Income				$67,363				$49,414

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 7, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands, Except Per Share Amounts)
(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2006	2005	2006	2005

Net Income	$18,800	$16,302	$67,363	$49,414
Net Income Adjustment for Interest on Convertible Debt,
Net of Tax	1,878	1,874	5,635	5,613

Net Income, as Adjusted	$20,678	$18,176	$72,998	$55,027

Weighted Average Common Shares Outstanding - Basic	21,179,490	21,890,545	21,413,341	21,520,221
Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	78,522	159,997	74,016	275,248
Convertible Debt	7,619,610	7,182,480	7,511,864	6,519,541

Weighted Average Common Shares Outstanding - Diluted	28,877,622	29,233,022	28,999,221	28,315,010

Basic Earnings per
Average Common Share:
Net Income	$0.89	$0.74	$3.15	$2.30

Diluted Earnings per
Average Common Share:
Net Income	$0.72	$0.62	$2.52	$1.94

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 7, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	SEPTEMBER 30, 2006	DECEMBER 31, 2005

ASSETS
CURRENT ASSETS:
Cash and Temporary Cash Investments	$107,857	$104,968
Accounts Receivable and Unbilled Revenues, Net of Allowance
for Doubtful Accounts of $1,538 in 2006 and $1,362 in 2005	40,720	36,528
Other Current Assets	13,187	8,830
Deferred Income Taxes	10,557	11,275

Total Current Assets	172,321	161,601

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED
DEPRECIATION OF $571,702 IN 2006 AND $550,007 IN 2005)	371,366	368,506
INVESTMENTS	5,715	10,269
DEFERRED CHARGES AND OTHER ASSETS	13,314	15,018

TOTAL ASSETS	$562,716	$555,394

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 7, 2006
COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	SEPTEMBER 30, 2006	DECEMBER 31, 2005

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes Payable	$35,000	$35,000
Capital Lease Obligation	-	360
Accounts Payable	22,653	26,590
Advance Billings and Customer Deposits	5,441	5,248
Accrued Expenses	34,689	38,937

Total Current Liabilities	97,783	106,135

LONG TERM DEBT	300,000	300,000
DEFERRED INCOME TAXES	72,618	72,490
OTHER LONG TERM LIABILITIES	24,656	20,904
COMMON SHAREHOLDERS' EQUITY:
Common Stock	24,226	24,226
Additional Paid-in Capital	102,543	118,723
Deferred Compensation	-	(16,861)
Other Comprehensive Loss	(2,289)	(2,415)
Retained Earnings	61,166	26,327
Treasury Stock at Cost, 3,123,747 Shares at September 30, 2006
and 2,383,564 at December 31, 2005	(117,987)	(94,135)

Total Common Shareholders' Equity	67,659	55,865

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$562,716	$555,394

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12TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 7, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30,

	2006	2005
NET CASH PROVIDED BY OPERATING ACTIVITIES	$68,906	$91,106
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(35,003)	(29,884)
Other	870	1,096
Proceeds on Dissolution of Rural Telephone Bank	30,033	-

Net Cash Used in Investing Activities	(4,100)	(28,788)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid	(31,975)	(304,961)
Dividend and Debt Exchange Fees Paid	-	(2,068)
Proceeds from Exercise of Stock Options	1,743	23,658
Capital Lease Payments	(360)	(557)
Payment Made for Debt Issuance Costs	-	(160)
Stock Repurchases	(31,456)	-
Tax Benefit on Stock Compensation	131	-

Net Cash Used in Financing Activities	(61,917)	(284,088)

Net Increase/(Decrease) in Cash and Temporary Cash Investments	2,889	(221,770)

Cash and Temporary Cash Investments at Beginning of Period	104,968	312,260

Cash and Temporary Cash Investments at End of Period	$107,857	$90,490

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